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                                                                EXHIBIT 10(d) 2


                        AMENDMENT TO EMPLOYMENT CONTRACT
                                (ELWOOD TROTTER)


That certain Employment Contract between Employer, AIR PACKAGING TECHNOLOGIES, INC., and Employee, ELWOOD TROTTER, retaining Mr. Trotter as Vice President, effective August 2, 1994 (the "Agreement"), is hereby amended in the following respects, effective as of June 1, 1999:


      1. The Section on page 2 entitled "Salary Continuation During Disability" is hereby deleted in its entirety, and replaced with the following language:

               "Specified Term: The term of this Agreement shall run through May 31, 2000, and then automatically terminate on its own accord."

      2. The Section on page 4 entitled "Termination Compensation" is deleted in its entirety, and replaced with the following language:

               "Effect of Termination on Compensation: In the event that this Agreement is terminated prior to the completion of the term of employment specified herein, Employee shall be entitled to the compensation and expense reimbursements earned by and vested in him prior to the date of termination as provided for in this Agreement, computed pro rata up to and including that date."

      3.  There shall be added at the end of the Agreement the following
          Section:

               "Stock Options: All stock options held by Employee (totaling 750,000 Options at this date and exercisable at an exercise price of $0.15 per share) shall continue to be exercisable so long as Employee is employed by Employer, and shall terminate at the end of six months after Employee ceases employment with Employer, regardless of reason for termination."


EMPLOYER                                       EMPLOYEE


AIR PACKAGING TECHNOLOGIES, INC.,
a Delaware corporation


By  /s/ ILLEGIBLE SIG                          /s/ ELWOOD TROTTER
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Date  6/30/99                                  Date  June 30, 1999
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